SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       August 19, 1997


                             APAC TELESERVICES, INC.
               (Exact name of registrant as specified in charter)


     Illinois                      0-26786                  36-2777140
(State or other jurisdiction     (Commission              (IRS Employer
      of incorporation)          file number)          Identification No.)


One Parkway North Center,  Suite 510, Deerfield, IL         60015
(Address of principal executive offices)                  (zip code)




Registrant's telephone number, including area code     847/945-0055




                                       N/A
          (Former name or former address, if changed since last report)

Item 2.        Acquisition or Disposition of Assets

Registrant acquired all of the common and preferred stock of Paragren Technologies, Inc., a Delaware corporation, with its principal place of business in Reston, Virginia ("Paragren"), on August 19, 1997. The acquisition was effected by a merger of PTI Merger Corp., a Delaware corporation that is a wholly-owned subsidiary of Registrant, into Paragren with Paragren being the surviving corporation. Paragren s principal assets are its rights in software that it has developed. Paragren was owned by 25 stockholders, principally employees and an outside investment firm.

In consideration for the common stock of Paragren, Registrant issued to Paragren stockholders 1,991,385 shares of its common stock, par value $0.01, and converted existing Paragren stock options into stock options for an additional 189,195 shares of Registrant's common stock. If certain performance measures are achieved by Paragren between August 19, 1997, and February 28, 1998, Registrant may be obligated to issue up to an additional 499,989 shares of Registrant's common stock to the selling stockholders of Paragren. The number of shares of Registrant's common stock issued and to be issued in connection with the merger was determined by an arms-length negotiation between Registrant and the principal stockholders of Paragren. Registrant intends to continue to operate the business conducted by Paragren.

Paragren is a specialist in software-based marketing products that help its clients maximize their customer relationships. Its software helps its clients analyze market, customer and sales data on a real time basis so that they can respond more effectively to rapidly changing opportunities and competitive challenges. Paragren's One-By-OneTM suite of customer intelligence software applications allows marketers to develop strategic insights into their marketing plans and make real-time tactical decisions. It enables users to retrieve and analyze information from multiple sources for customer profiling and potential; marketing segmentation and targeting; and full campaign execution and evaluation.

In addition to its software solutions, systems integration and consulting services, Paragren designs, develops and manages consumer-panel research. This research helps businesses learn more about their competition, customer preferences and marketplace environment through actual purchase and behavioral data collected over time. Panels are dedicated to specific industries, such as telecommunications, to ensure relevance to each client s opportunities and issues.

Paragren employs approximately 75 people, primarily at its Reston, Virginia headquarters.


Item 7.        Financial Statements and Exhibits

(a)  Financial statements of business acquired.

     Financial statements of Paragren required to be filed with this report on Form 8-K will be filed by way of an amendment to this Form 8-K within sixty (60) days of this Report (by November 2, 1997).

(b)  Pro Forma financial information

     Pro forma financial information required to be filed with this report on Form 8-K, if any, will be filed by way of an amendment to this Form 8-K within sixty (60) days of this Report (by November 2, 1997).


(c)  Exhibits

     (2) Merger Agreement dated August 19, 1997, with description of omitted schedules. CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.



                                    Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:     September 3, 1997         APAC TELESERVICES, INC.


                                    By:  /s/ Marc S. Simon
                                         Marc S. Simon, Chief Financial Officer



EXHIBIT INDEX


Exhibit Number                                                  Page Number

(2) Merger Agreement dated August 19, 1997, with description of omitted schedules. CONFIDENTIAL
     TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.
     PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS
     REQUESTED ARE NOTED.